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                              MAYTAG CORPORATION

                                  EXHIBIT 21

                    LIST OF SUBSIDIARIES OF THE REGISTRANT

   The following schedule lists the subsidiaries of Maytag Corporation, a Delaware corporation, as of December 31, 2001.

                                                          State or Country
                                                          of Organization
               Corporate Name                             ---------------
     Maytag Appliances Sales Company.....................  Delaware
     Maytag Holdings, Inc................................  Delaware
     Dixie-Narco, Inc....................................  Delaware
     Amana Financial Services, Inc.......................  Delaware
     Amana Finance (Partnership) (50%)...................  Illinois
     Maytag Foreign Sales Corporation....................  Virgin Islands
     The Hoover Company..................................  Delaware
     The Hoover Company (Sales)..........................  Delaware
     The Hoover General, LLC.............................  Delaware
     The Hoover Limited, LLC.............................  Delaware
     Hoover Company I LP.................................  Delaware
     Maytag International, Inc...........................  Delaware
     Maharashtra Investment, Inc.........................  Delaware
     Maytag Mexico Appliance Products, S. de R.L de C.V..  Mexico
     Maytag Mexico Administration, S. de R.L. de C.V.....  Mexico
     Jade Products Company...............................  Delaware
     Maytag Comercial, S.de R.L. de C.V..................  Mexico
     Maytag Servicios, S.de R.L. de C.V..................  Mexico
     Hoover Holdings Inc.................................  Delaware
     Juver Industrial S.A. de C.V........................  Mexico
     Maytag Limited......................................  Canada
     Maytag Europe Ltd...................................  United Kingdom
     Maytag (Australia) Pty., Ltd........................  Australia
     Maytag Worldwide N.V................................  Netherlands
                                                           Antilles
     AERA (Hong Kong) PTE LTD............................  Singapore
     Maytag International Investments, Inc...............  Delaware
     Maytag I.I., Inc. (1-6).............................  Delaware
     Maytag International Investments B.V. (I-VI)........  Netherlands
     Hefei Rongshida Plastic Rubber Co. Ltd. (50.5%).....  China
     Hefei Rongshida Washing Machine Ltd. (50.5%)........  China
     Hefei Rongshida Motor Co. Ltd. (50.5%)..............  China
     Hefei Rongshida Refrigerator Co. Ltd. (50.5%).......  China
     Hefei Rongshida Mold Co. Ltd. (50.5%)...............  China
     Hefei Rongshida Daily Use Appliance Co. Ltd. (50.5%)  China
     Anvil Technologies LLC (33.77%).....................  Delaware

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NOTE: Ownership in subsidiaries is 100% unless otherwise indicated.

Other subsidiaries in the aggregate would not constitute a significant subsidiary.